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                                                                    EXHIBIT 23.3

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the use in the Registration Statement of Markland Technologies, Inc., and Subsidiaries on Amendment No. 2 to Form SB-2 of our report dated September 15, 2003 relating to the consolidated financial statements of Markland Technologies, Inc. and Subsidiaries, which report includes (among other things) an explanatory paragraph to an uncertainty to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/Marcum & Kliegman llp

Marcum & Kliegman llp
June 17, 2004

New York, New York



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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the use in the Registration Statement of Markland Technologies, Inc., ("the Company") on Amendment No. 2 to Form SB-2 filed on June 18, 2004 (the "Registration Statement") of our report dated February 25, 2004 relating to the financial statements of Science and Technology Research, Inc., appearing in the current report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2004 File #000-28863, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/ Marcum & Kliegman llp

Marcum & Kliegman llp
New York, New York
June 17, 2004